UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )
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Core Laboratories N.V.
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SUPPLEMENT TO PROXY STATEMENT
FOR ANNUAL MEETING OF CORE LABORATORIES N.V.
MAY 13, 2014

This Supplement to Proxy Statement (the “Supplement”) supplements the Proxy Statement dated March 19, 2014 (the “Proxy Statement”) previously made available to our shareholders in connection with the solicitation of proxies for use at the 2014 annual meeting of shareholders. This Supplement is being furnished to shareholders of Core Laboratories N.V. in connection with the solicitation of proxies by our Board of Supervisory Directors for use in voting at our annual meeting. The annual meeting will be held on May 13, 2014 at 2:30 p.m. CEST at the Hotel Sofitel Legend the Grand Amsterdam, Oudezijds Voorburgwal 197, 1012 EX, Amsterdam, The Netherlands.

We are issuing this Supplement to modify Item 10 and Appendix B regarding our proposed amended and restated 2014 Long-Term Incentive Plan (the “Plan”) in the Proxy Statement. The provisions we are modifying solely relate to reducing the number of new shares for which we are seeking approval. Specifically, we are lowering the amount of shares for new approval from 3,500,000 to 1,100,000. The wording that is being changed appears on pages 54, 55 and 71 of the Proxy Statement and the new wording and/or changes are set forth below, respectively (the changes are the wording that is both underlined and in bold).

Page 54:

"Item 10.	Approval of the Amendment and Restatement of the Core Laboratories N.V. 2007 Long-Term Incentive Plan

The Supervisory Board adopted an amendment and restatement of the Core Laboratories N.V. 2007 Long-Term Incentive Plan on February 6, 2014, subject to approval by our shareholders. The plan as amended and restated will be called the Core Laboratories N.V. 2014 Long-Term Incentive Plan (the “LTIP”). The principal purposes of the amendment and restatement of the plan are to increase the number of shares authorized for issuance thereunder by 1,100,000 common shares, to extend the term of the LTIP through May 12, 2024 and to seek approval of the LTIP for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Company's share repurchase program has effectively negated the dilution to shareholders for all awards made historically under the LTIP. The share repurchase program remains in effect and while there is no certainty that repurchases will continue, to the extent further shares are repurchased, the dilution impact of issuing further awards under the LTIP will be negated. If no further share repurchase were made, dilution caused by this additional 1.1 million shares authorized under the LTIP would cause total dilution by all authorized shares under our two equity incentive plans to be less than 6%."

Page 55:

“Number of Shares Subject to the LTIP; Award Limits

Subject to adjustment as provided in the LTIP, there shall be available for awards granted wholly or partly in common shares (including rights or options which may be exercised for or settled in common shares) during the term of the LTIP beginning as of May 13, 2014 (the “Effective Date”) the sum of (i) 1,100,000 common shares, (ii) the number of common shares available for grant under the predecessor plan as of the day immediately preceding the Effective Date (for reference, as of December 31, 2013 this amount was 454,053 common shares), and (iii) the number of common shares subject to outstanding Awards under the predecessor plan as of the day immediately preceding the Effective Date that must or may be settled in common shares (for reference, as of December 31, 2013 this amount was 540,059 common shares).”

Page 71:

“4. Common Shares Available for Awards. Subject to adjustment as provided in Section 14, there shall be available for Awards granted wholly or partly in Common Shares (including rights or options which may be exercised for or settled in Common Shares) during the term of the Plan beginning as of the Effective Date the sum of (i) 1,100,000 Common Shares, (ii) the number of Common Shares available for grant under the Prior Plan as of the day immediately preceding the Effective Date and (iii) the number of Common Shares subject to outstanding Awards under the Prior Plan as of the day immediately preceding the Effective Date that must or may be settled in Common Shares.”

The complete text of the proposed 2014 LTIP with these changes is set forth in Attachment 1 to this Supplement to Proxy Statement.

If you have already returned your proxy card and wish to change your instructions, you may change your vote at any time before the polls close at the conclusion of voting at the annual meeting. You may revoke your proxy (1) by giving written notice to Mark F. Elvig, Secretary, in care of Core Laboratories LP, 6316 Windfern Road, Houston, Texas 77040, at any time before the proxy is voted, (2) by submitting a new properly signed proxy card with a current date, or (3) by voting in person at the annual meeting.

This Supplement does not provide all of the information that is important to your decisions in voting at the annual meeting. Additional information is contained in the Proxy Statement that was previously made available to our shareholders. Except as described above, this Supplement does not modify, amend, supplement or otherwise affect any matter presented for consideration in the proxy statement.

April 25, 2014

Attachment 1 to Supplement to 2014 Proxy Statement

CORE LABORATORIES N.V.
2014 LONG-TERM INCENTIVE PLAN

(as Amended and Restated Effective as of May 13, 2014)

1. Objectives . The Core Laboratories N.V. 2014 Long-Term Incentive Plan (the “Plan”) is designed to retain selected employees of Core Laboratories N.V. (the “Company”) and its Subsidiaries and reward them for making significant contributions to the success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under the Plan and thereby providing Participants with a proprietary interest in the growth and performance of the Company and its Subsidiaries. The Plan as set forth herein constitutes an amendment and restatement of the Core Laboratories N.V. 2007 Long-Term Incentive Plan as previously adopted and amended by the Company (the “Prior Plan”), and shall supersede and replace in its entirety such previously adopted plan. This amendment and restatement of the Prior Plan shall be effective as of May 13, 2014 (the “Effective Date”), provided this amendment and restatement of the Prior Plan is approved by the shareholders of the Company on such date at the Company’s 2014 Annual Meeting of Shareholders. If this amendment and restatement of the Prior Plan is not so approved by the shareholders, then this amendment and restatement of the Prior Plan shall be void ab initio and the Prior Plan shall continue in effect.

2. Definitions . As used herein, the terms set forth below shall have the following respective meanings:

“Award” means the grant of a Nonqualified Option, an ISO, Restricted Shares, or Stock Appreciation Rights, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions, and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions, and limitations applicable to an Award.

“Board” means the Board of Supervisory Directors of the Company.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means a committee or subcommittee appointed by the Board to administer the Plan, which committee or subcommittee shall be comprised solely of two or more individuals who qualify as “Non-Employee Directors” within the meaning of Rule 16b-3; provided, however, that with respect to an Award that is intended to qualify as “performance-based” compensation under Section 162(m) of the Code, each Committee member shall also qualify as an “outside director” within the meaning of Treasury Regulation 1.162-27 under Section 162(m) of the Code.

“Common Shares” means the Common Shares, par value 0.02 € per share, of the Company.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” means, as of a particular date, the final closing price per Common Share, if the Common Shares are listed on a national stock exchange registered under section 6(a) of the Exchange Act, reported on the stock exchange composite tape on that date (or such other reporting service approved by the Committee); or, if no closing price is reported on that date, on the last preceding date on which such closing price per Common Share is so reported. If the Common Shares are traded over the counter at the time a determination of the Fair Market Value of a Common Share is required to be made hereunder, its Fair Market Value shall be deemed to be equal to the average between the closing bid and asked prices of a Common Share on that date, or, if there are no quotations available for such date, on the last preceding date on which such quotations are available. In the event that the Fair Market Value of a Common Share cannot be determined as provided above at the time a determination of such value is required to be made hereunder, the determination of its Fair Market Value shall be made by the Committee in good faith.

“ISO” means an incentive stock option within the meaning of Section 422 of the Code.

“Nonqualified Option” means a nonqualified stock option within the meaning of Section 83 of the Code.

“Participant” means an eligible employee of the Company or any of its Subsidiaries to whom an Award has been made under the Plan.

“Restricted Shares” means (i) Common Shares that are restricted or subject to forfeiture provisions or (ii) a credit of units to a bookkeeping account maintained by the Company evidencing accrual to a Participant of unsecured and unfunded conditional rights to acquire Common Shares.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor rule.

“Stock Appreciation Right” means a right to acquire, upon exercise of the right, Common Shares and/or, in the sole discretion of the Committee, cash having an aggregate value equal to the then excess of the Fair Market Value of the shares with respect to which the right is exercised over the exercise price therefor.

“Subsidiary” means (i) with respect to Awards of Nonqualified Options, Restricted Shares, and Stock Appreciation Rights, any corporation, limited liability company, or other entity of which the Company directly or indirectly owns shares or other interests representing more than 50% of the voting power of all classes or series of equity securities of such entity, which have the right to vote generally on matters submitted to a vote of the holders of equity interests in such entity, and (ii) with respect to Awards of ISOs, any subsidiary within the meaning of Section 424(f) of the Code or any successor provision.

3. Eligibility. All employees of the Company and its Subsidiaries are eligible for Awards under the Plan. The Committee in its sole discretion shall select the Participants in the Plan from time to time by the grant of Awards under the Plan. The selection of Participants and the granting of Awards under the Plan shall be entirely discretionary and nothing in the Plan shall be deemed to give any employee of the Company or its Subsidiaries any right to participate in the Plan or to be granted an Award.

4. Common Shares Available for Awards. Subject to adjustment as provided in Section 14, there shall be available for Awards granted wholly or partly in Common Shares (including rights or options which may be exercised for or settled in Common Shares) during the term of the Plan beginning as of the Effective Date the sum of (i) 1,100,000 Common Shares, (ii) the number of Common Shares available for grant under the Prior Plan as of the day immediately preceding the Effective Date and (iii) the number of Common Shares subject to outstanding Awards under the Prior Plan as of the day immediately preceding the Effective Date that must or may be settled in Common Shares. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make Common Shares available for issuance pursuant to Awards. Common Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award, and Common Shares related to Awards that are forfeited, terminated or that expire unexercised, and Common Shares that are withheld from an Award of Restricted Shares to cover taxes relating to such Award, shall immediately become available for Awards hereunder. Notwithstanding the foregoing, Common Shares that are withheld from an Award of ISOs, Nonqualified Options or Stock Appreciation Rights to cover any exercise price or taxes relating to such Award shall not be available again for Awards hereunder. Any Common Shares that are issued will be issued in registered form only and no share certificates shall be issued. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3.

5. Administration. The Plan shall be administered by the Committee, which shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of the Plan. Subject to any limitations imposed under Section 162(m) of the Code, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award, or otherwise amend or modify an Award in any manner that is either (i) not adverse to the Participant holding such Award or (ii) consented to by such Participant, including (in either case) an amendment or modification that may result in an ISO Award losing its status as an ISO. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of the Plan shall lie within its sole and absolute discretion and shall be final, conclusive, and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Section 6 of the Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee, or by any officer of the Company in connection with the performance of any duties under the Plan, except for his or her own willful misconduct or as expressly provided by statute.

6. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under the Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to: (i) grant Awards to, or take other action with respect to, Participants who are then subject to Section 16 of the Exchange Act, or (ii) grant Awards or take any action with respect to Awards that are intended to constitute “performance-based” compensation under Section 162(m) of the Code.

7. Awards. The Committee shall in its discretion determine the type or types of Awards to be made to each Participant under the Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the Managing Director, Chief Executive Officer, President, or any Vice President of the Company for and on behalf of the Company. The Committee shall set a minimum vesting period for any time-based vesting Award granted under the Plan at three years, and with respect to a performance-based vesting Award, at a minimum vesting period of one year; provided, however, that such vesting schedules may be designed to vest in installments over the minimum vesting periods and may be accelerated (in whole or in part) upon the occurrence of a Change in Control or a separation from service, as set forth in the Plan or the individual Award Agreement. An Award Agreement may include provisions for the repurchase by the Company of Common Shares acquired pursuant to the Plan and the repurchase of a Participant’s option rights under the Plan. Awards may consist of those listed in this Section 7 and may be granted singly, in combination, or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights (i) under the Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity, or (ii) made to any Company or Subsidiary employee by the Company or any Subsidiary. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. Notwithstanding any provision in the Plan to the contrary, the maximum number of Common Shares that may be subject to Awards granted to any one individual during any calendar year may not exceed 1,600,000 Common Shares, subject to adjustment as provided in Section 14. The limitation set forth in the preceding sentence shall be applied in a manner that will permit Awards that are intended to provide “performance-based” compensation for purposes of Section 162(m) of the Code to satisfy the requirements of such Section, including, without limitation, counting against such maximum number of shares, to the extent required under Section 162(m) of the Code and applicable interpretive authority thereunder, any Common Shares subject to Awards that are canceled or repriced.

(a) Stock Option. An Award may consist of a right to purchase a specified number of Common Shares upon terms and conditions specified by the Committee in the Award Agreement or otherwise. A stock option granted pursuant to the Plan may be in the form of a Nonqualified Option or an ISO. The purchase price of each Common Share that is subject to a Nonqualified Option or an ISO granted pursuant to the Plan shall be determined by the Committee but, subject to adjustment as provided in Section 14, such purchase price shall not be less than the Fair Market Value of a Common Share on the date such stock option is granted. Each ISO Award shall, in addition to being subject to applicable terms, conditions, and limitations established by the Committee, comply with Section 422 of the Code and, notwithstanding anything herein to the contrary, (1) the exercise price of the ISO may not be less than 110% of the Fair Market Value of the Common Shares at the time of grant if the ISO is awarded to any person who, at the time of grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any parent or Subsidiary, (2) no ISO granted to any person shall be exercisable after the expiration of ten years from the date of grant of such ISO, (3) no ISO granted to any person who, at the time of such grant, owns stock representing more than 10% of the combined voting power of all classes of stock of the Company or any parent or Subsidiary may, by its terms, be exercisable after the expiration of five years from the date of grant of such ISO, and (4) an ISO granted to a Participant shall be exercisable during the Participant’s lifetime only by such Participant or the Participant’s guardian or legal representative. To the extent that the aggregate fair market value (determined at the time the respective ISO is granted) of stock with respect to which ISOs are exercisable for the first time by an individual during any calendar year under all incentive stock option plans of the Company and its parent and subsidiary corporations exceeds $100,000, such ISOs shall be treated as Nonqualified Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations, and other administrative pronouncements, which of a Participant’s stock options will not constitute ISOs because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination. Except as provided in Section 14, the Committee may not, without approval of the shareholders of the Company, (i) lower the purchase price under any outstanding stock option granted pursuant to the Plan, (ii) take any other action with respect to any such outstanding stock option that is treated as a repricing under United States generally accepted accounting principles, or (iii) cancel any such outstanding stock option when its purchase price exceeds the Fair Market Value of the underlying shares in exchange for cash, another Award or other equity.

(b) Award of Restricted Shares. An Award of Restricted Shares may consist of Common Shares or may be denominated in units of Common Shares. All or part of any such Award may be subject to conditions established by the Committee and set forth in the Award Agreement, which conditions may include, but are not limited to, (i) the attainment of one or more performance targets established by the Committee that are based on (A) the price of a Common Share, (B) the earnings before or after interest, taxes, depreciation, and/or amortization of the Company or any business unit of the Company designated by the Committee, (C) the Company’s earnings per share, (D) the total return to holders of Common Shares based upon price appreciation and dividends paid, (E) the Company’s market share, (F) the market share of a business unit of the Company designated by the Committee, (G) the Company’s sales, (H) the sales of a business unit of the Company designated by the Committee, (I) the cash flow or return on investment of the Company or any business unit of the Company designated by the Committee, (J) the net income (before or after taxes) of the Company or any business unit of the Company designated by the Committee, or (K) the return on capital, assets or shareholders’ equity achieved by the Company, (ii) the Award recipient’s continued employment with the Company and its Subsidiaries for a specified period of time, (iii) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole discretion, or (iv) a combination of any of the foregoing. The performance measures described in clause (i) of the preceding sentence may be subject to adjustment for specified significant extraordinary items or events, may be absolute, relative to one or more other companies, or relative to one or more indexes, and may be contingent upon future performance of the Company or any Subsidiary, division, or department thereof. Each Award of Restricted Shares may have different conditions and restrictions, in the discretion of the Committee. Each such Award may be based on Fair Market Value or other specified valuations. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Shares or units of Common Shares, subject to such terms, conditions, and restrictions as the Committee may establish. If an Award of Restricted Shares is intended to constitute “performance-based” compensation under Section 162(m) of the Code, the following additional restrictions shall apply: (w) the applicable performance target or targets shall be chosen solely from the criteria set forth in clause (i) of this paragraph; (x) the performance period applicable to the Award shall be measured over a performance period not to exceed ten years, as specified in the Award Agreement; (y) performance targets shall be established in accordance with in the time frames set forth in Section 162(m) of the Code; and (z) if required by Section 162(m) of the Code, all determinations by the Committee as to the establishment of performance targets, the achievement of performance targets, or the size of the Award shall be made in writing.

(c) Stock Appreciation Rights. An Award may consist of a Stock Appreciation Right with respect to a specified number of Common Shares upon terms and conditions specified by the Committee in the Award Agreement or otherwise. The exercise price of each Common Share that is subject to a Stock Appreciation Right shall be determined by the Committee but, subject to adjustment as provided in Section 14, such exercise price shall not be less than the Fair Market Value of a Common Share on the date such Stock Appreciation Right is granted. A Stock Appreciation Right may be granted in connection with a stock option granted under the Plan or independently of such a stock option. If a Stock Appreciation Right is granted in connection with a stock option granted under the Plan, then the exercise of the Stock Appreciation Right shall result in the surrender of the right to purchase a number of shares under such stock option equal to the number of shares with respect to which the Stock Appreciation Right is exercised (and vice versa). In the case of any Stock Appreciation Right that is granted in connection with an ISO, such right shall be exercisable only when the Fair Market Value of the Common Share exceeds the price specified therefor in the Option or the portion thereof to be surrendered. Stock Appreciation Rights shall be subject to restrictions similar to those provided in the last sentence of Section 7(a) with respect to Stock Options.

(d) Change in Control . A Nonqualified Option, an ISO or a Stock Appreciation Right granted pursuant to the Plan shall become fully exercisable and restrictions on Restricted Shares shall lapse upon a Change in Control (as hereinafter defined) of the Company. Change in Control shall mean (i) a merger of the Company with another entity, a consolidation involving the Company, or the sale of all or substantially all of the assets of the Company to another entity if, in any such case, (A) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, 50% or more of the common equity of the resulting entity, (B) the holders of equity securities of the Company immediately prior to such transaction or event do not beneficially own immediately after such transaction or event, in substantially the same proportions that they owned the equity securities of the Company immediately prior to such transaction or event, equity securities of the resulting entity entitled to 50% or more of the votes then eligible to be cast in the election of directors generally (or comparable governing body) of the resulting entity, or (C) the persons who were members of the Board immediately prior to such transaction or event shall not constitute at least a majority of the board of directors of the resulting entity immediately after such transaction or event, (ii) the dissolution or liquidation of the Company, (iii) when any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any affiliate of the Company), acquires or gains ownership or control (including, without limitation, power to vote) of more than 30% of the combined voting power of the outstanding securities of, (A) if the Company has not engaged in a merger or consolidation, the Company, or (B) if the Company has engaged in a merger or consolidation, the resulting entity, or (iv) a change in the composition of the Board, as a result of which fewer than a majority of the supervisory directors are Incumbent Directors. For purposes of the preceding sentence, (1) “resulting entity” in the context of a transaction or event that is a merger, consolidation or sale of all or substantially all assets shall mean the surviving entity (or acquiring entity in the case of an asset sale) unless the surviving entity (or acquiring entity in the case of an asset sale) is a subsidiary of another entity and the holders of common equity of the Company receive capital stock of such other entity in such transaction or event, in which event the resulting entity shall be such other entity, (2) subsequent to the consummation of a merger or consolidation that does not constitute a Change in Control, the term “Company” shall refer to the resulting entity and the term “Board” shall refer to the board of directors (or comparable governing body) of the resulting entity, and (3) “Incumbent Directors” shall mean directors who either (x) were directors of the Company as of May 13, 2011, or (y) are elected, or nominated for election, to the Board with the affirmative votes of at least two-thirds of the Incumbent Directors at the time of such election or nomination, but Incumbent Director shall not include an individual whose election or nomination occurs as a result of either (I) an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or (II) an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.

8. Substitution of Awards. At the discretion of the Committee and subject to the rules and restrictions of Section 409A of the Code, a Participant may be offered an election to substitute an Award for another Award or Awards of the same or different type.

9. Stock Option Exercise. The price at which Common Shares may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Shares or surrendering all or part of that or any other Award, including Restricted Shares, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Shares or Awards to exercise a stock option as it deems appropriate. If permitted by the Committee, payment may be made by successive exercises by the Participant. The Committee may provide for procedures to permit the exercise or purchase of Awards by (i) loans from the Company (to the extent permissible under applicable law) or (ii) use of the proceeds to be received from the sale of Common Shares issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event Restricted Shares are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of Restricted Shares used as consideration therefor, shall be subject to the same restrictions as the Restricted Shares so submitted as well as any additional restrictions that may be imposed by the Committee.

10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or Common Shares under the Plan, an appropriate amount of cash or number of Common Shares or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of Common Shares theretofore owned by the holder of the Award with respect to which withholding is required. If Common Shares are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.

11. Amendment, Modification, Suspension, or Termination. The Board may amend, modify, suspend, or terminate the Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (i) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant’s consent, (ii) no amendment or alteration shall be effective prior to approval by the Company’s shareholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent shareholder approval is otherwise required by applicable legal requirements, and (iii) no material amendment to the Plan shall be effective prior to approval by the Company’s shareholders. For purposes of clause (iii) of the preceding sentence, a material amendment is any amendment that would require shareholder approval pursuant to the requirements of the New York Stock Exchange or any exchange on which the Company is then listed. Notwithstanding any provision herein to the contrary, unless the Plan is terminated earlier pursuant to the preceding provisions of this Section 11, no further Awards may be granted under the Plan after 10 years from the date this amended and restated Plan is adopted by the shareholders. The Plan shall remain in effect (at least for the purpose of governing outstanding Awards) until all ISOs, Nonqualified Options and Stock Appreciation Rights granted under the Plan have been exercised or expired and all Restricted Shares granted under the Plan have vested or been forfeited.

12. Termination of Employment. Upon the termination of employment by a Participant, any unexercised, deferred, or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, subject to any limitations imposed under Section 162(m) of the Code, the Committee may, in its discretion, provide for the extension of the exercisability of any Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award, or otherwise amend or modify the Award in any manner that is either (i) not adverse to such Participant or (ii) consented to by such Participant.

13. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under the Plan shall be assignable or otherwise transferable except (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order as defined by the Code or Title I of the United States Employee Retirement Income Security Act, or the rules thereunder (a “QDRO”) or (iii) with the consent of the Committee. The preceding sentence notwithstanding, no ISO Award under the Plan shall be assignable or otherwise transferable, except by will or the laws of descent and distribution, pursuant to a QDRO or as otherwise provided in Sections 421 or 422 of the Code. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under the Plan in violation of this Section 13 or the terms of an Award Agreement shall be null and void.

14. Adjustments.

(a) The existence of the Plan and outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize (i) any or all adjustments, recapitalizations, reorganizations or other changes in the share capital of the Company or its business, (ii) any merger or consolidation of the Company, (iii) any issue of bonds, debentures, preferred or prior preference shares (whether or not such issue is prior to, on a parity with or junior to the Common Shares), (iv) the dissolution or liquidation of the Company, (v) any sale or transfer of all or any part of its assets or business, or (vi) any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding Common Shares or declaration of a dividend payable in Common Shares or capital reorganization, recapitalization or reclassification or other transaction involving an increase or reduction in the number of outstanding Common Shares, the Committee shall adjust proportionally: (i) the number of Common Shares reserved under the Plan, the maximum number of Common Shares that may be subject to Awards granted to any one individual during a calendar year, and the number of Common Shares covered by outstanding Awards denominated in Common Shares or units of Common Shares; (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Shares or any distribution to holders of Common Shares of securities or property (other than normal cash dividends or dividends payable in Common Shares), the Committee shall make such adjustments or other provisions to the Plan and outstanding Awards as it deems equitable, including adjustments to avoid fractional shares, to give proper effect to such event and to prevent the dilution or enlargement of rights. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation, the Committee shall be authorized, in its discretion, (A) to cause the Company to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, (B) to make provision, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, Awards and the termination of options or Stock Appreciation Rights that remain unexercised at the time of such transaction, or (C) to provide for the acceleration of the vesting and exercisability of the options or Stock Appreciation Rights and the cancellation thereof in exchange for such payment as shall be mutually agreeable to the Participant and the Committee.

15. Restrictions. No Common Shares or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that the Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of the Plan be interpreted to give effect to such intention and that, if any provision of the Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit the Plan to comply with Rule 16b-3. Common Shares delivered under the Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Shares are then listed, and any applicable foreign and United States federal and state securities law.

16. Unfunded Plan. Insofar as it provides for Awards of Common Shares or rights thereto, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to Common Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by Common Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board, or the Committee be deemed to be a trustee of any Common Shares or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to a grant of Common Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement with such Participant, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board, or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

17. No Employment Guaranteed. No provision of the Plan or any Award Agreement hereunder shall confer any right upon any employee to continued employment with the Company or any Subsidiary.

18. Rights as Shareholder. Unless otherwise provided under the terms of an Award Agreement, a Participant shall have no rights as a holder of Common Shares with respect to Awards granted hereunder, unless and until Common Shares are issued to such Participant.

19. Governing Law. The Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.

20. Section 409A of the Code. In the event that any Award granted pursuant to this Plan provides for a deferral of compensation within the meaning of Section 409A of the Code and the regulations promulgated thereunder (“Section 409A”), it is the general intention, but not the obligation, of the Company to design such Award to comply with Section 409A and such Award should be interpreted accordingly. Subject to any other restrictions or limitations contained herein, in the event that a “specified employee” (as defined under Section 409A of the Code) becomes entitled to a payment or settlement under an Award which is subject to Section 409A on account of a “separation from service” (as defined under Section 409A of the Code), to the extent required by the Code, such payment shall not occur until the date that is six months plus one day from the date of such separation from service. Any amount that is otherwise payable within the six-month period described herein will be aggregated and, except as otherwise provided in an Award Agreement, paid in a lump sum without interest.

21. Severability. If any provision of this Plan is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and the Plan shall be construed and enforced as if the illegal or invalid provision had never been included herein.

22. Effective Date of Plan. The Plan originally became effective on September 1, 1995. It was subsequently amended and restated effective as of May 29, 1997 and February 13, 2007. This amendment and restatement of the Plan shall be effective as provided in Section 1.